UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

VIVINT SMART HOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 377-9111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2022, Vivint Smart Home, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, NRG Energy, Inc., a Delaware corporation (“Parent”), and Jetson Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The board of directors of the Company (the “Board of Directors”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s stockholders adopt and approve the Merger Agreement and the Merger. Following execution of the Merger Agreement on December 6, 2022, stockholders holding approximately 59% of the issued and outstanding shares of the Company’s Class A common stock (the “common stock”) duly executed and delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”).

Merger Consideration and Treatment of Equity Awards

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (other than shares held by the Company (including shares held in treasury), Parent or any of their respective wholly-owned subsidiaries and shares owned by stockholders who have properly made and not withdrawn or lost a demand for appraisal rights) will be converted into the right to receive $12.00 in cash (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, the Company’s equity awards granted under the Company’s stock plans outstanding as of the Effective Time will, except as set forth below, be converted into a corresponding award with respect to Parent common stock, with the number of shares underlying such award adjusted based on the Merger Consideration divided by the average of the closing sale price of Parent common stock for the 10 consecutive full trading days ending on the trading day immediately preceding the closing date (the “Exchange Ratio”). The Company’s restricted stock units that remain subject to performance-based vesting conditions will be converted at target performance levels. Certain restricted stock units held by the Company’s chief executive officer will be cancelled for no consideration. Certain restricted stock units outstanding as of the Effective Time and held by non-employee directors and certain stock appreciation rights, in each case, will be cancelled and such holders will have the right to receive an amount in cash calculated based on the Merger Consideration.

Conditions to the Merger

Consummation of the Merger is subject to certain closing conditions, including (i) the approval by the holders of a majority of the issued and outstanding shares of the Company’s common stock, which approval was effected after the execution of the Merger Agreement upon the execution and delivery of the Written Consent, (ii) the absence of any law, injunction or other order that prohibits the consummation of the Merger, (iii) receipt of other antitrust and regulatory approvals and (iv) other customary closing conditions, including the accuracy of each party’s representations and warranties, and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject in the case of this clause (iv) to certain materiality qualifiers).

Financing of the Merger

In connection with entry into the Merger Agreement, Parent entered into a commitment letter, dated December 6, 2022 (the “Commitment Letter”), by and between Parent and Goldman Sachs Bank USA (“Goldman Sachs”). Pursuant to the terms of the Commitment Letter, Goldman Sachs committed to provide to Parent a senior secured 364-day bridge term loan facility in an aggregate principal amount of up to $2,100.0 million to finance the acquisition of the Company. Goldman Sachs’ obligations under the Commitment Letter are subject to certain customary conditions, including the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

Termination

The Merger Agreement contains certain termination rights for the Company and Parent, including a right of either party to terminate the Merger Agreement if the Merger is not consummated by June 6, 2023 (which date may be extended under certain circumstances).

Certain Other Terms

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its and its subsidiaries’ and affiliated entities’ businesses in the ordinary and usual course of business during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period.

The Company has also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) participate in any discussions or negotiations or furnish any non-public information relating to the Company in connection with any proposal for an alternative transaction.

In addition, each of Parent and the Company has agreed to use its best efforts to cause the Merger to be consummated, including to obtain consents and authorizations with respect to the HSR Act and any other applicable regulatory laws, subject to the limitations set forth in the Merger Agreement.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Support Agreements

Simultaneously with the execution of the Merger Agreement, (1) 313 Acquisition LLC, BCP Voyager Holdings LP and Blackstone Family Investment Partnership VI L.P. and (2) Fortress Mosaic Investor LLC, Fortress Mosaic Sponsor LLC and Fortress Mosaic Anchor LLC have each entered into a support agreement (a “Support Agreement”) with Parent, pursuant to which the stockholders party thereto have agreed, among other things, to vote their shares of Company common stock in favor of the adoption of the Merger Agreement (including by delivery of the Written Consent) and against any alternative proposal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2022, following execution of the Merger Agreement, stockholders holding approximately 59% of the issued and outstanding shares of the Company’s common stock duly executed and delivered to the Company a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) under the Exchange Act, a Schedule 14C information statement will be filed with the SEC and sent or provided to the stockholders of the Company.

Item 7.01	Regulation FD Disclosure

On December 6, 2022, the Company and NRG issued a joint press release announcing the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

Additionally, on December 6, 2022, David Bywater, the Company’s Chief Executive Officer, participated in a conference call with Parent to discuss the Merger. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at www.nrg.com and clicking on “Presentations & Webcasts” in the “Investors” section found at the top of the home page. The information contained on Parent’s website, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of the Company. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this filing that such “forward-looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this filing or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the risk that actual costs could exceed the expected costs of the merger; the duration and scope of the evolving COVID-19 pandemic and its impact on the Company’s liquidity and capital resources, including on the Company’s customers and timing of payments, the sufficiency of credit facilities, and the Company’s compliance with lender covenants; the ineffectiveness of steps the Company takes to reduce operating costs; risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process; the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors; the impact of litigation, complaints, product liability claims and/or adverse publicity; the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, geopolitical tensions, weather, and demographic trends; the impact of changes to prevailing economic conditions, including increasing interest rates, rising inflation and the expiration of federal, state and local economic stimulus programs; adverse publicity and product liability claims; increases and/or decreases in utility and other energy costs and increased costs related to utility or governmental requirements; cost increases or shortages in smart home and security technology products or components including disruptions in the Company’s supply chains; the introduction of unsuccessful new Smart Home Services; risks related to privacy and data protection laws, privacy or data breaches, or the loss of data; the impact on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan; risks related to the Company’s exposure to variable rates of interest with respect to its revolving credit facility and term loan facility; the Company’s inability to maintain effective internal control over financial reporting; and the Company’s inability to attract and retain employees due to labor shortages.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, filed with the SEC on March 1, 2022, in the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2022, and in subsequent SEC filings.

The Company’s forward-looking statements speak only as of the date of this filing or as of the date they are made. Except as may be required by applicable law, the Company disclaims any intent or obligation to update any “forward-looking statement” made in this filing to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It.

This communication is being made in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders an information statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the information statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the information statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the information statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the information statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through the Company’s website at https://investors.vivint.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2022, by and among the Company, Parent and Merger Sub*

99.1	Joint press release, dated December 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The Schedules and exhibits have been omitted from this filing pursuant to Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ David Bywater
Name:	David Bywater
Title:	Chief Executive Officer

Date: December 6, 2022